UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 26, 2008

Dixie Lee International Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-91484	98-0363723
(State or other jurisdiction	(Commission File Number	IRS Employer
of incorporation)		Identification No.)

7 Snow Road, Napanee, Ontario, Canada K7R 0A2
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code    (613) 354-7999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Further to the July 3, 2008 8-K Filing under Item 5.02 and 8.01 regarding the dispute concerning money owed to Mr. David Silvester, has been mutually resolved between the parties. There were no amounts paid to Mr. Silvester and no further action will be pursued by either party regarding this issue. Mr. Silvester remains employed as Operations Manager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE LEE INTERNATIONAL
INDUSTRIES, INC.
By: /s/ Joseph Murano, President

August 26, 2008